-------------
EXHIBIT 10.92
-------------


August 21, 2000



David M. Loflin
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809


Re:     Conversion of Indebtedness to Common Stock


Dear David:


This letter will serve to memorialize the agreement between you and USURF America, Inc., whereby you have agreed to convert all current indebtedness to you into shares of USURF common stock. Currently, USURF owes you a total of $967,703 ($916,045 principal, $51,658 interest).


We have agreed to convert the entire amount owed to you into shares of common stock at the rate of one share for every $1.25 of debt converted, for a total of 774,162 shares. We further agreed to the $1.25 price as that price was the low sale price for USURF common stock on Friday, August 18, 2000, as reported by The American Stock Exchange.


If the foregoing accurately reflects our agreement, please sign in the space provided below.


Thank you.


Sincerely,


/s/ Waddell D. Loflin


Waddell D. Loflin
Vice President


AGREED AND ACCEPTED:


/s/ David M. Loflin

David M. Loflin